Exhibit 99.5

For Release

Pier 1 Announces NYSE Acceptance of Continued Listing Compliance Plan

FORT WORTH, Texas – November 4, 2019 – Pier 1 Imports, Inc. (NYSE:PIR) (“Pier 1” or the “Company”) today announced that the New York Stock Exchange (NYSE) has accepted the Company’s business plan to regain compliance with NYSE continued listing standards.

“We are pleased that the NYSE has accepted our plan to regain compliance with its continued listing standards,” said Robert Riesbeck, Chief Executive Officer. “The management team and our talented associates remain focused on driving a sales turnaround and improved profitability to increase our market valuation and deliver value for our shareholders and other stakeholders.”

As previously disclosed, on August 5, 2019, Pier 1 received notice (the “Notice”) from the NYSE that it was no longer in compliance with NYSE continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its total stockholders’ equity was less than $50 million.

Based upon a review of the compliance plan and information submitted by the Company, the NYSE has accepted the submission. In accordance with NYSE rules, the Company will now be given an 18-month cure period from the date of the Notice to regain conformity with continued listing standards. Pier 1’s common stock will continue to be listed on the NYSE, subject to the Company’s compliance with other continued listing standards. The Company will also be subject to quarterly monitoring by the NYSE for compliance with the plan. If the Company fails to comply with the plan or does not meet continued listing standards at the end of the 18-month cure period, it will be subject to the prompt initiation of NYSE suspension and delisting procedures.

The Company’s status with the NYSE and its obligations with respect to the plan do not affect its business operations or its reporting obligations with the Securities and Exchange Commission, and they do not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of

1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: actions intended to return the Company to profitable growth; fiscal 2020 action plans and expense reduction initiatives intended to reset the Company’s gross margin and cost structure; the Company’s ability to increase cash flows to support its operating activities; the results of the evaluation of strategic alternatives and the terms, value and timing of any transaction resulting from that process, or the failure of any such transaction to occur; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the effectiveness of the Company’s relationships with, and operations of, its key suppliers; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; changes in foreign currency values relative to the U.S. dollar; the Company’s ability to retain its senior management team; continued volatility in the price of the Company’s common stock; and the Company’s ability to execute its business plan to return to compliance with NYSE continued listing standards, as accepted by the NYSE, and its ability to continue to comply with applicable NYSE listing standards, within the available cure period, and risks arising from the potential suspension of trading of the Company’s common stock on the NYSE. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

About Pier 1 Imports, Inc.

Founded with a single store in 1962, Pier 1 Imports is a leading omni-channel retailer of unique home décor and accessories. The Company’s products are available through more than 950 Pier 1 stores in the U.S. and Canada and online at pier1.com. For more information or to find the nearest store, please visit pier1.com.

Contacts

Christine Greany

The Blueshirt Group

(858) 523-1732

christine@blueshirtgroup.com